Exhibit 10.2

OUTLOOK THERAPEUTICS, inc.

January 16, 2025

To: Holder of Warrants to Purchase Common Stock

Re:      Inducement Offer to Exercise Warrants to Purchase Common Stock

Dear Holder:

Outlook Therapeutics, Inc. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) (i) the opportunity to receive new warrants to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) a reduction in the Exercise Price (as defined in the respective Existing Warrants) of the warrants set forth on the Holder signature page hereto (the “Existing Warrants”) held by you in consideration for your exercise for cash all of the Existing Warrants, as set forth on the signature page hereto. The resale of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) has been registered pursuant to a registration statement on Form S-3 (File No. 333-278959) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement (the “Agreement”), will be effective for the resale of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

The Company desires to reduce the Exercise Price (as defined in the respective Existing Warrants) of the Existing Warrants to $2.51 per share(which includes the $0.125 for each New Warrant (as defined below) in compliance with Nasdaq rules) (the “Reduced Exercise Price”). In consideration for the exercise in full for cash of all of the Existing Warrants held by the Holder at the Reduced Exercise Price as set forth on the Holder’s signature page hereto (the “Warrant Exercise”) on or before the Execution Time (as defined below), the Company hereby offers to sell and issue you new unregistered warrants to purchase Common Stock (the “New Warrants”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 promulgated under the Securities Act, to purchase up to a number of shares (the “New Warrant Shares”) of Common Stock equal to 200% of the number of Existing Warrant Shares issued pursuant to the Warrant Exercise, which New Warrants shall have an exercise price per share equal to $2.26, subject to adjustment as provided in the New Warrants. 50% of the New Warrants (the “Tranche A New Warrants”) will be exercisable immediately and have a term of exercise through five years from the date of issuance, which Tranche A New Warrants shall be substantially in the form as set forth in Annex A hereto. The remaining New Warrants (the “Tranche B New Warrants”) will (i) be exercisable upon the effective date (the “Share Increase Amendment Effective Date”) of an amendment to the Company’s Certificate of Incorporation (“Charter”) increasing the number of authorized shares of Common Stock issuable by the Required Minimum (as defined below) (the “Share Increase Amendment”), which Share Increase Amendment will be filed with the Secretary of State of the State of Delaware upon the receipt of the Requisite Stockholder Approval (as hereinafter defined), and (ii) have a term of exercise through five years from the Share Increase Amendment Effective Date, which Tranche B New Warrants shall be in substantially the form as set forth in Annex B hereto. The Company shall take all action necessary under applicable law to submit to its stockholders, in connection with its 2025 annual meeting of stockholders (the “2025 Annual Meeting”), a proposal to amend the Charter (the “Share Increase Proposal”) to increase the number of authorized but unissued shares of Common Stock by at least the Required Minimum (as hereinafter defined). As used herein, “Required Minimum” means the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Tranche B New Warrants and the other Tranche B New Warrants issued to other holders of the Company’s Existing Warrants, without regard to any exercise limits set forth therein and the effect of potential future adjustments to exercise price. As used herein, “Requisite Stockholder Approval” means receipt of stockholder votes and/or proxies sufficient to obtain approval of the record holders of Common Stock for the Share Increase Proposal.

The New Warrant certificates will be delivered at Closing (as defined below), and such New Warrants, together with any New Warrant Shares, will, unless and until their sales are registered under the Securities Act, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants, the Company shall only issue such number of Existing Warrant Shares to the Holder that would not cause the Holder to exceed the maximum ownership permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrant, which shall be deemed prepaid thereafter (including the payment in full of the Reduced Exercise Price), and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided that no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this Agreement below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto on or before 5:00 a.m., Eastern Time, on January 16, 2025 (the “Execution Time”).

Additionally, the Company hereby makes the representations, warranties and covenants set forth on Annex C attached hereto. The Holder represents and warrants that, as of the date hereof, the Holder is fully aware of, and has reviewed all of the Company’s public filings. Holder represents and warrants that, as the time the Holder was offered the New Warrants, it was, and as of the date hereof it is, and on each date on which it exercises any New Warrants it will be: an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex C attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws). Additionally, Holder represents and warrants that it, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the New Warrants, and has so evaluated the merits and risks of its decision to purchase the New Warrants pursuant to this Agreement. Holder is not a registered broker-dealer registered under Section 15(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), or a member of FINRA or an entity engaged in the business of being a broker-dealer. The Holder is not affiliated with any broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer. The Holder will deliver to the Company on the date hereof a signed copy of the “investor representation letter” addressed to BTIG, LLC, as Capital Markets Advisor, substantially in the form of Annex D hereto.

Holder is not purchasing the New Warrants as a result of any advertisement, article, notice or other communication regarding the New Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Holder, any other general solicitation or general advertisement. Holder represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act. The Holder also represents that it was contacted regarding the sale of the New Warrants by the Company (or an authorized agent or representative of the Company) with which the Holder had a substantial pre-existing relationship.

The Holder understands that issuance of the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES FOR WHICH THIS SECURITY IS [EXERCISABLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTION SET FORTH HEREIN AND IN THE LETTER AGREEMENT, DATED JANUARY 16, 2025. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above) (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a letter to the Transfer Agent promptly after the Delegend Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by such Holder, subject to the receipt of a duly executed certificate of representations of the Holder, in form and substance reasonably satisfactory to the Company’s counsel. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this paragraph, it will, no later than one Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such first Trading Day, the “Legend Removal Date”), together with such other letters of representation as the Company may reasonably request, deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

At any time during the period commencing from the six (6) month anniversary of the Closing and ending at such time that all of the New Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if there is no effective registration statement covering the resale of all of the New Warrant Shares and the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the New Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate Exercise Price of the undersigned’s New Warrant on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the undersigned to transfer the New Warrant Shares pursuant to Rule 144. The payments to which the undersigned shall be entitled pursuant to this paragraph are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the undersigned’s right to pursue actual damages for the Public Information Failure, and the undersigned shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

If this offer is accepted and the transaction documents are executed by the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 9:00 a.m., Eastern Time, on the Trading Day following the Execution Time, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby and shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the filing with the Commission of this Agreement as an exhibit thereto within the time required by the Exchange Act. From and after the dissemination of such press release, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the dissemination of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, its officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Existing Warrant Shares shall be issued at Closing free of any legends or restrictions on resale by Holder.

No later than the first Trading Day following the date on which the Holder has received all requisite approvals for its participation in the transactions contemplated by this Agreement from foreign direct investment and currency regulators in China (“Regulatory Approval”) and subject to the Company’s receipt of the aggregate Reduced Exercise Price set forth on the Holder’s signature page hereto, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by the Company, settlement of the Existing Warrant Shares shall occur electronically through the Depository Trust Company. Holder hereby covenants to use commercially reasonable efforts to obtain Regulatory Approval within 120 calendar days of the Execution Time.

The Company acknowledges and agrees that the obligations of the Holders under this Agreement are several and not joint with the obligations of any other holder or holders of Existing Warrants or other warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this Agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Existing Warrant Shares. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

Sincerely yours,

OUTLOOK THERAPEUTICS, inc.

By:
Name:
Title:

[Company signature page to Inducement Offer]

Accepted and Agreed to:

Name of Holder:	Syntone Ventures LLC

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Number of Existing Warrants:

Aggregate Existing Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this Agreement:

Existing Warrants Beneficial Ownership Blocker: ☐ 4.99%, ☐ 9.99% or ☐ 19.99%

Tranche A New Warrants:                     (100% of the total Existing Warrants being exercised)

Tranche B New Warrants:                     (100% of the total Existing Warrants being exercised)

New Warrants Beneficial Ownership Blocker: ☐ 4.99%, ☐ 9.99% or ☐ 19.99%

DTC Instructions:

The Existing Warrant Shares shall be delivered to the following DWAC Account Number:

Broker Name:

Broker DTC DWAC #:

Broker Contact:

Account Number:

[Holder signature page to Inducement Offer]

Annex A

Form of Tranche A New Warrant

[See attached.]

Annex B

Form of Tranche B New Warrant

[See attached.]

Annex C

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder as of the date hereof except as otherwise described in the SEC Reports (as defined below), which qualify these representations and warranties in their entirety:

a)            SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

b)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith, other than the receipt of the Requisite Stockholder Approval. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)            No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a material adverse effect upon the business, prospects, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement.

d)            Registration Obligations. As soon as reasonably practicable (and in any event within 45 calendar days of the Closing, provided that if such day falls on a day when the Commission’s EDGAR system is not available to accept filings, then the next day EDGAR is available to accept filings), the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the New Warrant Shares underlying the Tranche A New Warrants by the Holder of the Tranche A New Warrants (the “Tranche A Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Tranche A Resale Registration Statement to become effective within 60 calendar days following the Closing (or within 90 calendar days following the Closing in case of “full review” of such registration statement by the Commission) and to keep the Tranche A Resale Registration Statement effective at all times until the earlier of (i) the date on which the Tranche A New Warrants and New Warrant Shares underlying the Tranche A New Warrants may be resold by the Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Tranche A New Warrants and New Warrant Shares underlying the Tranche A Warrants have been sold pursuant to the Tranche A Resale Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect. Additionally, in the event that the Closing has occurred in advance of the receipt of the Requisite Stockholder Approval, as soon as reasonably practicable (and in any event within 45 calendar days of the date of receipt of the Requisite Stockholder Approval, provided that if such day falls on a day when the Commission’s EDGAR system is not available to accept filings, then the next day EDGAR is available to accept filings), the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the New Warrant Shares underlying the Tranche B New Warrants by the Holder of the Tranche B New Warrants (the “Tranche B Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Tranche B Resale Registration Statement to become effective within 60 calendar days following the date of the receipt of the Requisite Stockholder Approval (or within 90 calendar days following the date of the receipt of the Requisite Stockholder Approval in case of “full review” of such registration statement by the Commission) and to keep the Tranche B Resale Registration Statement effective at all times until the earlier of (i) the date on which the Tranche B New Warrants and New Warrant Shares underlying the Tranche B New Warrants may be resold by the Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Tranche B New Warrants and New Warrant Shares underlying the Tranche B New Warrants have been sold pursuant to the Tranche B Resale Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect. For avoidance of doubt, to the extent the Requisite Stockholder Approval is received in advance of Closing, the Tranche A Registration Statement shall provide for resale of all of the New Warrant Shares and no separate Tranche B Registration Statement shall be required.

e)            Trading Market. The transactions contemplated under this Agreement comply with all the rules and regulations of the Nasdaq Capital Market. As used herein, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

f)            Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to this Agreement, (ii) application(s) or notice to the applicable Trading Market for the listing of the New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, (iv) such filings as are required to be made under applicable state securities laws and (v) receipt of the Requisite Stockholder Approval.

g)            Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall take reasonable measures to ensure that all proxies solicited in connection with the 2025 Annual Meeting are solicited in compliance with applicable law. Notwithstanding anything to the contrary contained herein, if on the date of the 2025 Annual Meeting, or a date preceding the date on which the 2025 Annual Meeting is scheduled, the Company reasonably believes that (i) it will not receive proxies and/or stockholder votes of the record holders of the Common Stock sufficient to obtain the Requisite Stockholder Approval, whether or not a quorum would be present or (ii) it will not have sufficient shares of Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct business at the 2025 Annual Meeting, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the 2025 Annual Meeting. The Company agrees that, subject to the board of directors of the Company’s compliance with its fiduciary duties under applicable law, (i) the board of directors of the Company shall recommend that the record holders of the Common Stock vote to approve the Share Increase Proposal and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in this Section (g) and (ii) the definitive proxy statement relating to the 2025 Annual Meeting shall include a statement to the effect that the board of directors of the Company recommends that the record holders of the Common Stock vote to approve the Share Increase Proposal. Subject to the receipt of the Requisite Stockholder Approval, the Company shall file the Share Increase Amendment with the Secretary of State of the State of Delaware as soon as reasonably practicable following the receipt of the Requisite Stockholder Approval.

h)            Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

Annex D

INVESTOR REPRESENTATION LETTER

BTIG, LLC

350 Bush Street, 9th Floor

San Francisco, CA 94104

RE: Issuance of New Warrants (the “Securities”) by Outlook Therapeutics, Inc. (the “Company”)

Ladies and Gentlemen:

In connection with the offer and issuance of the Securities by the Company, we represent, warrant, agree and acknowledge as follows:

1.	No disclosure or offering document has been prepared in connection with the offer and issuance of the Securities by you or your affiliates (together, “BTIG”).

2.	(a) We have conducted our own investigation of the Company and the Securities and we have not relied on any statements or other information provided by BTIG concerning the Company or the Securities or the offer and issuance of the Securities, (b) we have had access to, and an adequate opportunity to review, financial and other information as we deem necessary to make our decision to receive the Securities pursuant to the terms of the warrant inducement letter dated the date hereof, (c) we have been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as we deemed necessary in connection with our decision to receive the Securities pursuant to the terms of the warrant inducement letter dated the date hereof; and (d) we have made our own assessment and have satisfied ourselves concerning the relevant tax and other economic considerations relevant to our investment in the Securities.

3.	BTIG and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to us by the Company.

4.	In connection with the issuance of the Securities, BTIG has not acted as our financial advisor or fiduciary.

5.	We are an accredited investor as described in Rule 501(a)(1), (2), (3) or (7) of the Securities Act. Accordingly, we understand that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(B), (C) or (J).[1]

1 If the investors are non-institutional investors that have been approached by the Company then they will provide reps: 1, 2, 3, 4, 7, 8, 9 and the additional reps below:

( ) We understand, acknowledge and agree that (i) BTIG, which has been engaged by the Company in connection with the issuance of the Company’s Securities, has not been engaged by the Company in connection with our receipt of the Securities pursuant to the terms of the warrant inducement letter dated the date hereof and is not participating in any manner in our receipt of the Securities, including but not limited to our negotiation with the Company with respect to the receipt of the Securities pursuant to the terms of the warrant inducement letter dated the date hereof, our execution of the warrant inducement letter or the issuance of Securities by the Company to us; (ii) BTIG has not introduced us to the Company, or otherwise solicited or arranged, directly or indirectly, the Company’s proposed issuance of Securities to us or our receipt of the Securities; and (iii) we have not received any information from BTIG or any of its affiliates in connection with our receipt of Securities and we have not relied on any statements made or purported to be made directly or indirectly by BTIG or any of its affiliates with respect to our decision to invest in the Securities.

D-1

6.	We (i) are an institutional account as defined in FINRA Rule 4512(c), (ii) are a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) have exercised independent judgment in evaluating our participation in the purchase of the Securities. Accordingly, we understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

7.	We are aware that the transaction in which we are participating in is being made in reliance on a private placement exemption from registration under the Securities Act and are acquiring the Securities for our own account or for an account over which we exercise sole discretion for another accredited investor.

8.	We are able to fend for ourselves in the transactions contemplated herein; have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Securities; and have the ability to bear the economic risks of our prospective investment and can afford the complete loss of such investment.

9.	The Securities have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act, and unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto.

10.	We agree to release the Company and BTIG from and against:

a.	any legal, equitable or other claim that may arise under the Securities Act, the Securities Exchange Act of 1934, the rules and regulations thereunder, any other applicable law, rule or regulation or in general under any theory of liability or relief in connection with the offer and issuance of the Securities; and

b.	any losses, damages, injuries, declines in value, lost opportunities, liabilities, fees, charges, costs or expenses of any nature that we may suffer in connection with the offer and issuance of the Securities.

( ) We became aware of this offering of the Securities solely by means of direct contact between us and the Company or a representative of the Company (other than BTIG or its respective affiliates) acting on behalf of the Company, and the Securities were offered to us solely by direct contact between us and the Company or a representative of the Company. We did not become aware of this offering of the Securities, nor were the Securities offered to us, by any other means. We acknowledge and agree as to ourselves that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

( ) In recognition of Sections ( ) and ( ) above, we further acknowledge and agree that we have not received any recommendation with respect to the receipt of Securities from BTIG and thus will not be deemed to form a relationship with BTIG in connection with the receipt of Securities that would require BTIG to treat us as a “retail customer” for purposes of Regulation Best Interest pursuant to Rule 15I-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS pursuant to Rule 17a-14 of the Exchange Act. Accordingly, we acknowledge and agree that we are not entitled to the protections or disclosures required by Regulation Best Interest or Form CRS with respect to the Securities.

D-2

Very truly yours,

SYNTONE VENTURES LLC

By:

Name:

Title:

Date:

D-3